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                                                                  EXHIBIT 21.1




                                  SUBSIDIARIES
                                       OF
                                 TBC CORPORATION

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                                                         State of Incorporation /
                Name of Subsidiary                            Organization
                ------------------                       ------------------------
                Big O Tires, Inc.                                Nevada

                Big O Tire of Idaho, Inc.                        Idaho

                Carroll's, Inc.                                  Georgia

                Merchant's, Incorporated                         Delaware

                NTW Incorporated                                 Delaware

                TBC Brands, LLC                                  Delaware

                TBC Capital, LLC                                 Delaware

                TBC International Inc.                           Delaware

                TBC Retail Enterprises, Inc.                     Delaware

                Tire Kingdom, Inc.                               Florida

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Certain other subsidiaries have not been listed because they would not, if considered in the aggregate as one subsidiary, constitute a "significant subsidiary," as defined in Rule 1.02(w) of Regulation S-X.